Greektown Superholdings, Inc. 10-K

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-176351) filed with the Commission on August 16, 2011, pertaining to the Stock Compensation Plan of Greektown Superholdings, Inc. of our report dated March 30, 2012, with respect to the consolidated financial statements of Greektown Superholdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Detroit, Michigan
March 30, 2012